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                                                                     EXHIBIT 2.1

                          CERTIFICATE OF DOMESTICATION
                                       OF
                           SALIX PHARMACEUTICALS, LTD.

     Pursuant to Section 388 of the General Corporation Law of Delaware, the undersigned corporation hereby submits the following for the purpose of domesticating in Delaware, and does hereby certify as follows.

     1. The name of the corporation is Salix Pharmaceuticals, Ltd. (the "Corporation").

     2. The Corporation's original Memorandum of Association was filed on December 24, 1993, under the name Salix Holdings, Ltd., in the British Virgin Islands.

     3. The post-domestication name of the Corporation as set forth in its Certificate of Incorporation shall be Salix Pharmaceuticals, Ltd.

     4. The Corporation's principal place of business is 8540 Colonnade Center Drive Suite 501, Raleigh, North Carolina 27615.

     5. This Certificate of Domestication will become effective at 11:59 p.m. on December 31, 2001.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Domestication to be executed on its behalf by Robert P. Ruscher, its Chief Executive Officer, this 27/th/ day of December, 2001, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts stated herein are true.

                                  SALIX PHARMACEUTICALS, LTD.



                                  By: /s/ Robert P. Ruscher
                                      ------------------------------------------
                                      Robert P. Ruscher, Chief Executive Officer